                                    AGREEMENT

                               AND PLAN OF MERGER

                                     BETWEEN

                                  UNIVEC, INC.

                            (a New York Corporation)

                                       AND

                                  UNIVEC, INC.

                            (a Delaware Corporation)

     Agreement and Plan of Merger (the "Agreement"), dated as of October 7, 1996, between UNIVEC, Inc., a New York corporation ("UNIVEC") and UNIVEC, Inc., a newly-formed Delaware corporation and a wholly-owned subsidiary of UNIVEC (the "Surviving Corporation").

     A. UNIVEC is a corporation duly organized and existing under the laws of the State of New York and has an authorized capital of 200 common shares, without par value ("New York Common Shares"). As of the date hereof, 103.3526 New York Common Shares are issued and outstanding and entitled to one vote per share.

     B. The Surviving Corporation is a corporation duly organized and existing under the laws of the State of Delaware and has an authorized capital of 25,000,000 shares of common stock, $.001 par value ("Delaware Common Stock"), and 5,000,000 shares of Preferred Stock, $.001 par value ("Delaware Preferred Stock"). As of the date hereof, 100 shares of Delaware Common Stock are issued and outstanding and entitled to one vote per share, and no shares of Delaware Preferred Stock are issued and outstanding.

     C. The Board of Directors of UNIVEC has determined that, for the purpose of effecting the reincorporation of UNIVEC in the State of Delaware, it is advisable that UNIVEC merge with and into the Surviving Corporation upon the terms and conditions herein provided and in accordance with the laws of the States of New York and Delaware.

     D. The respective Boards of Directors of UNIVEC and the Surviving Corporation have approved this Agreement and have directed that this Agreement be submitted to a vote of the shareholders of UNIVEC.

     NOW THEREFORE, in consideration of the mutual agreements and covenants set forth herein, UNIVEC and the Surviving Corporation hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

                                    ARTICLE I

                                     MERGER

     1.1 Merger. Subject to the terms and conditions of this Agreement, UNIVEC shall be merged with and into the Surviving Corporation in accordance with the New York Business Corporation Law (the "NYBCL") and the General Corporation Law of the State of Delaware (the "DGCL")(the "Merger").

     The separate existence of UNIVEC shall cease, and the Surviving Corporation shall be the surviving corporation and continue its corporate existence under the laws of the State of Delaware. Thereafter, without further action, the Surviving Corporation shall succeed, insofar as permitted by law, to all the rights, assets, privileges, franchises, liabilities and obligations of UNIVEC.

     1.2 Filing and Effectiveness. The Merger shall become effective upon the completion of the following actions:

     (a) This Agreement and the Merger shall have been approved by the shareholders of UNIVEC in accordance with the provisions of the NYBCL;

     (b) All of the conditions precedent to the consummation of the Merger specified in this Agreement shall have been satisfied or duly waived by the party entitled to satisfaction thereof;

     (c) An executed Certificate of Merger, in the form attached hereto as Exhibit A, meeting the requirements of the DGCL or an executed counterpart of this Agreement shall have been filed with the Secretary of State of Delaware on behalf of the Surviving Corporation; and

     (d) An executed Certificate of Merger, in the form attached hereto as Exhibit B, meeting the requirements of the NYBCL shall have been filed with the Secretary of State of New York on behalf of UNIVEC.

     The date and time when the Merger shall become effective, as set forth above, is hereinafter referred to as the "Effective Date."

     1.3 Certificate of Incorporation. The Certificate of Incorporation of the Surviving Corporation, attached hereto as Exhibit C, in effect immediately prior to the Effective Date shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law, and the name of the Surviving Corporation shall be UNIVEC, Inc.

     1.4 By-laws. The By-laws of the Surviving Corporation in effect immediately prior to the Effective Date shall continue in full force and effect as the By-laws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

     1.5 Directors and Officers. The directors and officers of the Surviving Company immediately prior to the Effective Date shall continue as the directors and officers of the Surviving Corporation until their successors shall have been elected or until otherwise provided by law, the Certificate of Incorporation of the Surviving Corporation or the By-laws of the Surviving Corporation.

     1.6 Effect of Merger. Upon the Effective Date, the separate existence of UNIVEC shall cease and the Surviving Corporation, as the Surviving Corporation,
(i) shall continue to possess all of its assets, rights, powers and property as constituted immediately prior to the Effective Date, shall be subject to all actions previously taken by its and UNIVEC's Board of Directors and shall succeed, without other transfer, to all of the assets, rights, powers and property of UNIVEC in the manner and as more fully set forth in Section 259 of the DGCL, and (i) shall continue to be subject to all of its debts, liabilities and obligations as constituted immediately prior to the Effective Date and succeed, without other transfer, to all of the debts, liabilities and obligations of UNIVEC in the same manner as if the Surviving Corporation had incurred them, all as more fully provided under the applicable provisions of the DGCL and the NYBCL.

                                   ARTICLE II

                          MANNER OF CONVERSION OF STOCK

     2.1 Outstanding Stock of UNIVEC. Upon the Effective Date, by virtue of the Merger and without any action on the part of the holder thereof, each New York Common Share outstanding immediately prior thereto shall be changed and converted into 10,256.3954 fully paid and nonassessable share of common stock of the Surviving Corporation, $.001 par value, with any fractional shares issuable to a registered owner of New York Common Shares in the aggregate to be rounded up to the nearest whole share.

     2.2 Stock Certificates. On and after the Effective Date, all of the outstanding certificates which, prior to that time, represented New York Common Shares shall be deemed for all purposes to evidence ownership of and to represent the shares of Delaware Common Stock into which the New York Common Shares represented by such certificates have been converted as provided for in this Agreement. The registered owner on the books and records of UNIVEC or its transfer agent of any such outstanding stock certificate shall, until such certificate shall have been surrendered for transfer or otherwise accounted for the Surviving Corporation or its transfer agent, have and be entitled to exercise any voting rights with respect to, and to receive any dividend and other distributions upon, the shares of Delaware Common Stock evidenced by such outstanding certificate as provided above.

     2.3 Warrants, Options. Upon the Effective Date, each outstanding option, warrant or other right to purchase New York Common Shares shall be converted into and become an option, warrant or right to purchase a number of shares of Delaware Common Stock equal to the product of 10,256.3954 and the number of New York Common Shares purchasable upon exercise thereof at a price per share equal to the quotient resulting from dividing the price as in effect at the Effective Date by 10,256.3954 (with fractional shares issuable in the aggregate to each holder thereof to be rounded up to the nearest whole number), and upon the same terms and subject to the same conditions as set forth in the agreements entered into by UNIVEC pertaining to such option, warrant or right. The Surviving Corporation shall reserve a number of shares of Delaware Common Stock for purposes of such options, warrants and rights sufficient to allow the exercise thereof.

     2.4 Outstanding Common Stock of the Surviving Corporation. Upon the Effective Date, the 100 shares of Delaware Common Stock issued and outstanding in the name of UNIVEC shall be cancelled and retired and resume the status of authorized and unissued shares of Delaware Common Stock, and no shares of Delaware Common Stock or other securities of the Surviving Corporation shall be issued in respect thereof.

                                   ARTICLE III

                     COVENANTS OF The Surviving Corporation

     The Surviving Corporation covenants and agrees that, upon or before the Effective Date:

     (a) it will qualify to do business as a foreign corporation in the State of New York;

     (b) it may be served with process in the State of New York in any proceeding for the enforcement of any obligation of UNIVEC or the Surviving Corporation and irrevocably appoints the Secretary of State to accept service of process in any such proceeding and directs the Secretary of State to mail a copy of the process in such proceeding to UNIVEC, Inc., 999 Franklin Street, Garden City, New York 11530; and

     (c) it will file any and all documents with the State of New York necessary for the assumption by the Surviving Corporation of UNIVEC's tax liabilities to the State of New York.


                                   ARTICLE IV

                                     GENERAL

     4.1 Termination and Abandonment. At any time prior to the Effective Date, this Agreement may be terminated and the Merger abandoned by the respective Board of Directors of UNIVEC or the Surviving Corporation if (a) the submission to the shareholders specified in Article I hereof shall not have been satisfied or waived by the respective Board of Directors of UNIVEC or the Surviving Corporation, or (b) the respective Board of Directors if either UNIVEC or the Surviving Corporation determines that in its sole discretion the Merger does not appear to be in the best interests of either of the two corporations or their respective shareholders or is otherwise not advisable.

     4.2 Amendment. This Agreement may be amended, modified, supplemented or abandoned at any time (before or after shareholder approval) prior to the Effective Date with the mutual consent of the Boards of Directors of UNIVEC and the Surviving Corporation; provided, however, that this Agreement may not be amended, modified or supplemented after it has been approved by the shareholders of UNIVEC in any manner which, in the judgment of the Board of Directors of UNIVEC, would have a material adverse effect on the rights of such shareholders or in any manner not permitted under applicable law.

     4.3 Headings. The headings set forth herein are inserted for convenience or reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

     4.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, and all of which, when taken together, shall constitute one and the same instrument.


     4.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, except to the extent that the laws of the State of New York shall mandatorily apply to the Merger.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf and attested by its officers hereunto duly authorized, all as of the date and year first above written.

                                        UNIVEC, INC.
                                        (New York)


                                        By:  /s/  Joel Schoenfeld
                                             ------------------------------
                                                  Joel Schoenfeld
                                                  Chairman of the Board and
                                                  Chief Executive Officer



Attest:

          /s/  Flora Schoenfeld
          ---------------------
               Flora Schoenfeld
               Secretary


                                        UNIVEC, INC.
                                        (Delaware)


                                        By:  /s/  Joel Schoenfeld
                                             ------------------------------
                                                  Joel Schoenfeld
                                                  Chairman of the Board and
                                                  Chief Executive Officer



Attest:
          /s/  Flora Schoenfeld
          ---------------------
               Flora Schoenfeld
               Secretary

                                                                       Exhibit A

                              CERTIFICATE OF MERGER

                                   UNIVEC INC.

                            (a New York Corporation)

                                       AND

                                  UNIVEC, INC.

                            (a Delaware Corporation)


     It is hereby certified that:

     1. The constituent corporations participating in the merger herein are:

          (a) UNIVEC Inc. ("UNIVEC"), which is incorporated under the laws of the State of New York; and

          (b) UNIVEC, INC. (the "Surviving Corporation"), a wholly-owned subsidiary of UNIVEC, which is incorporated under the laws of the State of Delaware.

     2. An Agreement and Plan of Merger has been approved, adopted, certified, executed, and acknowledged by each of the aforesaid constituent corporations in accordance with the provisions of subsection (c) of Section 252 of the General Corporation Law of the State of Delaware (the "GCL"), to wit, by UNIVEC in accordance with the laws of the state of its incorporation and by the Surviving Corporation in the same manner as is provided in Section 251 of the GCL.

     3. The name of the Surviving Corporation in the merger herein certified is UNIVEC, Inc., which will continue its existence as the Surviving Corporation upon the effective date of said merger pursuant to the provisions of the GCL.

     4. The Certificate of Incorporation of the Surviving Corporation, as now in force and effect, shall continue to be the Certificate of Incorporation of the Surviving Corporation until amended and changed pursuant to the provisions of the GCL.

     5. The executed Agreement and Plan of Merger between the aforesaid constituent corporations is on file at the principal place of business of the Surviving Corporation, the address of which is as follows:

          UNIVEC, Inc.
          999 Franklin Avenue
          Garden City, New York 11530

     6. A copy of the Agreement and Plan of Merger will be furnished by the Surviving Corporation, on request, and without cost, to any stockholder of each of the constituent corporations.

     7. The authorized capital stock of UNIVEC consists of 200 shares of Common Stock, without par value.


Dated:    October 7, 1996

                                        UNIVEC, Inc. (a New York corporation)
                                        ("UNIVEC")


                                        By:  /s/  Joel Schoenfeld
                                             ------------------------------
                                                  Joel Schoenfeld
                                                  Chairman of the Board and
                                                  Chief Executive Officer


Dated:    October 7, 1996


                                        UNIVEC, Inc. (a Delaware corporation)
                                        (the Surviving Corporation)



                                        By:  /s/  Joel Schoenfeld
                                             ------------------------------
                                                  Joel Schoenfeld
                                                  Chairman of the Board and
                                                  Chief Executive Officer

                                                                       Exhibit B

                              CERTIFICATE OF MERGER

                                       of

                                   UNIVEC INC.

                            (a New York Corporation)

                                      into

                                  UNIVEC, INC.

                            (a Delaware Corporation)

               (Under Section 907 of the Business Corporation Law)


     It is hereby certified, upon behalf of each of the constituent corporations herein named, as follows:

     FIRST: The Board of Directors of each of the constituent corporations has duly adopted a plan of merger setting forth the terms and conditions of the merger of said corporations.

     SECOND: The name of the foreign constituent corporation, which is to be the surviving corporation, and which is hereinafter referred to as the "Surviving Corporation", is UNIVEC, Inc. The jurisdiction of its incorporation is Delaware; and the date of its incorporation therein is October 4, 1996.

     No Application for Authority in the State of New York of the Surviving Corporation to transact business as a foreign corporation therein was filed by the Department of State of the State of New York; and it is not to do business in the State of New York until an Application for Authority shall have been filed by the Department of State of the State of New York.

     THIRD: The name of the domestic constituent corporation, which is being merged into the Surviving Corporation, and which is hereinafter referred to as the "Merged Corporation", is UNIVEC Inc., which is the sole stockholder of the Surviving Corporation. The date upon which the Merged Corporation's certificate of incorporation was filed by the Department of State was August 18, 1992.

     FOURTH: As to each constituent corporation, the plan of merger sets forth the designation and number of outstanding shares of each class and series, the specification of the classes and series entitled to vote on the plan of merger, and the specification of each class and series entitled to vote as a class on the plan of merger, as follows:

                                  UNIVEC, INC.
                           (the Surviving Corporation)

Designation of         Number of         Designation        Classes and
each outstanding       outstanding       of class and       series entitled
class and series       shares of         series enti-       to vote as a
of shares              each class        tled to vote       class
----------------       -----------       ------------       -----
Common Stock              100            Common Stock       Common Stock


                                   UNIVEC INC.
                            (the Merged Corporation)

Designation of         Number of         Designation        Classes and
each outstanding       outstanding       of class and       series entitled
class and series       shares of         series enti-       to vote as a
of shares              each class        tled to vote       class
----------------       -----------       ------------       -----
Common Stock           103.3526          Common Stock       Common Stock


     FIFTH: The merger herein certified was authorized in respect of the Merged Corporation by the vote of the holders of at least two-thirds of all outstanding shares of the corporation entitled to vote on the plan of merger under the certificate of incorporation. No class of stock of the Merged Corporation is denied voting power in its certificate of incorporation.

     SIXTH: The merger herein certified is permitted by the laws of the State of Delaware, the jurisdiction of incorporation of the Surviving Corporation, and is in compliance with said laws.

     SEVENTH: The Surviving Corporation agrees that it may be served with process in the State of New York in any action or special proceeding for the enforcement of any liability or obligation of the Merged Corporation, for the enforcement of any liability or obligation of the Surviving Corporation for which the Surviving Corporation is previously amenable to suit in the State of New York, and for the enforcement, as provided in the Business Corporation Law of the State of New York ("BCL"), of the right of shareholders of the Merged Corporation to receive payment for their shares against the Surviving Corporation.

     EIGHTH: The Surviving Corporation agrees that, subject to the provisions of section 623 of the BCL, it will promptly pay to the shareholders of the Merged Corporation the amount, if any, to which they shall be entitled under the provisions of the BCL relating to the rights of shareholders to receive payment for their shares.

     NINTH: The Surviving Corporation hereby designates the Secretary of State of the State of New York as its agent upon whom process against it may be served in the manner set forth in paragraph (b) of section 306 of the BCL in any action or special proceeding. The post office address outside the State of New York to which the Secretary of State shall mail a copy of any process against the Surviving Corporation served upon him is:

          999 Franklin Street
          Garden City, New York 11530

     IN WITNESS WHEREOF, we have subscribed this document on the date set forth below and do hereby affirm, under the penalties of perjury, that the statements contained herein have been examined by us and are true and correct.

Dated:    October   , 1996
                                        UNIVEC, INC.
                                        (the Surviving Corporation)


                                        By:  /s/  Joel Schoenfeld
                                             ---------------------------
                                                  Joel Schoenfeld
                                                  Chairman of the Board and
                                                  Chief Executive Officer


                                             /s/  Flora Schoenfeld
                                             ---------------------------
                                                  Flora Schoenfeld
                                                  Secretary



                                        UNIVEC, INC.
                                        (the Merged Corporation)


                                        By:  /s/  Joel Schoenfeld
                                             ---------------------------
                                                  Joel Schoenfeld
                                                  Chairman of the Board and
                                                  Chief Executive Officer


                                             /s/  Flora Schoenfeld
                                             ---------------------------
                                                  Flora Schoenfeld
                                                  Secretary